EXHIBIT 1.01-C

           DEFINITIONS GOVERNING LETTERS OF CREDIT SUPPORTING BONDS
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     "Bonds"  means,  together, the Series 1995 Lafayette Bonds and the Series
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1995  Calcasieu  Bonds.

     "Bond  Support  Letter of Credit" shall mean the Letter of Credit  issued
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pursuant  to  Sections  2.03(h)-(ii)  and  (i)-(ii)  hereof  in respect of the
Shawnee Village Bonds substantially in the form of Exhibit C attached to the Seventh Amendment to the Prior Credit Agreement.

     "Calcasieu  Indenture" means a Trust Indenture dated June 1, 1995 between
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the  Industrial Development Board of the Parish of Calcasieu, Louisiana, Inc.,
Texas Commerce Bank National Association, as Trustee, and First Union National Bank of Florida, as Credit Facility Trustee thereunder.

     "Credit Facility Trustee" shall have the meaning assigned to that term in
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each  Special  Letter  of  Credit.

     "Fixed  Rate"  shall  have  the  meaning  specified  for such term in the
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Shawnee  Village  Indenture.

     "Fixed  Rate  Period"  shall  mean  the  period of  time during which the
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Shawnee  Village Bonds bear interest at the Fixed Rate pursuant to the Shawnee
Village  Indenture.

     "Floating  Rate"  shall  have  the  meaning  assigned to such term in the
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Shawnee  Village  Indenture.

     "Full  Drawing"  shall  have  the  meaning  assigned  to such term in the
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applicable  Special  Letter  of  Credit.

     "Full Drawing - Shawnee Village Bonds" shall have the meaning assigned to
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such  term  in  the  applicable  Bond  Support  Letter  of  Credit.

     "Indenture"  or  Indentures"  means  either  or  both  of  the  Lafayette
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Indenture  and  the  Calcasieu  Indenture.
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     "Interest  Differential"  means,  with respect to the principal amount of
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any  Liquidity  Bank  Bond and for the period commencing on the date that such
Bond  bears  interest  at  the Liquidity Bank Rate and ending on a date thirty
(30)  days  thereafter,  the  excess,  if  any,  of

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(i)      interest calculated on such Bond at the lesser of (x) the Prime Rate, or  (y)  the  Highest  Lawful  Rate,  over

(ii)interest  calculated  on  such  Bond  at  the  Liquidity  Bank  Rate.

     "Lafayette  Indenture" means a Trust Indenture dated June 1, 1995 between
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the  Industrial Development Board of the Parish of Lafayette, Louisiana, Inc.,
Texas Commerce Bank National Association, as trustee, and First Union National Bank of Florida, as Credit Facility Trustee thereunder.

     "Liquidity Bank Bonds" means the particular Bond (or Bonds) of the Series
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1995 Lafayette Bonds or Series 1995 Calcasieu Bonds, as the case may be, which are actually required to be purchased due to the inability of the applicable Remarketing Agent (as that term is defined in the respective Indentures) to remarket such bonds, and as a result of the requirement that such bonds be delivered to the Tender Agent for the benefit of the Banks, pursuant to the provisions of the Indentures.

     "Long  Rate  Period"  shall have the meaning assigned to such term in the
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applicable  Indenture  in  respect  of  the Series 1995 Lafayette Bonds or the
Series  1995  Calcasieu    Bonds.

     "Maximum  Rate"  means  12%  per  annum,  with respect to the Series 1995
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Lafayette  Bonds  and the Series 1995 Calcasieu Bonds, and 18% per annum, with respect  to  the  Shawnee  Village  Bonds.

     "Partial  Drawing"  shall  have  the meaning assigned to such term in the
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applicable  Special  Letter  of  Credit.

     "Partial Drawing - Shawnee Village Bonds" shall have the meaning assigned
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to  such  term,  as  applicable,    in  the  Bond  Support  Letter  of Credit.

     "Pledge  and  Security Agreement" shall mean, with respect to the Shawnee
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Village  Bonds,    that  certain  Pledge  and  Security Agreement, dated as of
December 1, 1984, by and among Shawnee Village Associates, L.P. (the "Pledgor" thereunder), Citibank, N.A. (the "Agent" thereunder), and First National Bank of Minneapolis (the "Bank" thereunder), as amended by the First Amendment to Pledge and Security Agreement dated as of April 19, 1996, by and among the Borrower, replacing the Pledgor thereunder, State Street Bank & Trust Company,
N.A.  (as  "Tender  Agent")   and Texas Commerce Bank National Association, as
Agent for the Banks thereunder (the "First Amendment"), the original agreement being in the form set forth in Exhibit A to the First Amendment and incorporated by reference therein, as amended by the First Amendment, whether or not such original agreement is otherwise deemed to be in effect as to the original parties thereto .

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     "Prime Rate" means, as of a particular date, the prime rate most recently
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announced  by  the Agent  and thereafter entered in the minutes of the Agent's
Loan  and  Discount  Committee.    Without notice to the Borrower or any other
Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may, in its individual capacity, make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Purchase  Drawing"  shall  have the meaning assigned to such term in the
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applicable  Special  Letter  of  Credit.

     "Purchase  Drawing  -  Shawnee  Village  Bonds"  shall  have  the meaning
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assigned  to  such  term  in  the  applicable  Bond  Support Letter of Credit.
      -

     "Purchase  Price" shall have the meaning assigned to such term in Section
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2.03(i)-(i)    hereof.

     "Remarketing  Agreements"  means that certain Remarketing Agreement dated
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as  of  June  1, 1995, among the Borrower, the Industrial Development Board of the Parish of Lafayette, Louisiana, Inc. and Rauscher Pierce Refsnes, Inc. in connection with the Series 1995 Lafayette Bonds, and that certain Remarketing Agreement dated as of June 1, 1995, among the Borrower, the Industrial Development Board of the Parish of Calcasieu, Louisiana, Inc. and Rauscher Pierce Refsnes, Inc. in connection with the Series 1995 Calcasieu Bonds.

     "Series 1995 Calcasieu Bonds" means the $1,990,000 Industrial Development
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Board  of  the  Parish  of  Calcasieu,  Louisiana  Inc.Adjustable  Rate Demand
Industrial Development Revenue Refunding Bonds (Weingarten Realty Investors Project) Series 1995, issued by the Industrial Development Board of the Parish of Calcasieu, Louisiana, Inc.

     "Series 1995 Lafayette Bonds" means the $3,735,000 Industrial Development
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Board  of  the  Parish  of  Lafayette,  Louisiana, Inc. Adjustable Rate Demand
Industrial Development Revenue Refunding Bonds (Westwood Village Project) Series 1995, issued by the Industrial Development Board of the Parish of Lafayette, Louisiana, Inc.

     "Shawnee Village Bonds" means the Variable Rate Demand Industrial Revenue
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Bonds,  Series December 1, 1984 (Shawnee Village Associates Project) issued by the  City  of  Shawnee,  Kansas.

     "Shawnee  Village  Bank  Bonds" means the particular Shawnee Village Bond
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(or  Shawnee Village Bonds)  which are actually required (due to the inability
of  the    Remarketing  Agent (as that term is defined in the  Shawnee Village
Indenture) to remarket such bonds) to be delivered to the Shawnee Village Tender Agent, to hold such bonds as agent for the Banks (in their capacity as holders of a security interest in such Shawnee Village Bonds), pursuant to the provisions of the Shawnee Village Indenture and the Pledge and Security Agreement.

     "Shawnee  Village  Bank Rate" means at the option of the Borrower (A) the
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lesser  of  (x)  the  Prime  Rate, or (y) the Maximum Rate, or (z) the Highest
Lawful  Rate, or (B) the rate otherwise available for an Advance under Section
2.06  of this  Agreement, and subject to the requirements of Sections 2.02(a),
2.08 and 2.10, as if the principal amount of such Shawnee Village Bank Bonds bearing interest at such rate were deemed, solely for the purpose of determining interest thereon, to be an Advance under this Agreement.

     "Shawnee  Village Indenture" means a Trust Indenture dated as of December
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1,  1984,  the parties to which are currently Boatmen's First National Bank of
Kansas City, as Successor Trustee, and the City of Shawnee, Kansas, as supplemented by the Supplemental Trust Indenture, dated as of December 1, 1984, and as thereafter supplemented from time to time.

     "Shawnee  Village  Interest  Differential"  means,  with  respect  to the
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principal amount of any Shawnee Village Bond  and for the period commencing on the date that such bond bears interest at the Shawnee Village Bank Rate and ending on a date thirty (30) days thereafter, the excess, if any, of

(a)          interest  calculated  on  such  Shawnee Village Bank Bonds at the
applicable  Shawnee  Village  Bank  Rate,    over

(b) interest calculated on such Shawnee Village Bank Bond at the rate of interest which would otherwise be applicable in respect of such Bonds if such Bonds were not Shawnee Village Bank Bonds.


     "Shawnee  Village Purchase Price" shall have the meaning assigned to such
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term  in  Section  2.03(i)-(ii)  hereof.

     "Shawnee  Village  Tender Agent" means a  Person acting as a Tender Agent
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under  the  Shawnee  Village Indenture  in connection with the Shawnee Village
Bonds.

     "Short  Rate"  shall  have  the  meaning  assigned  to  such  term in the
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applicable  Indenture  governing the Series 1995 Calcasieu Bonds or the Series
      --
1995  Lafayette  Bonds,  as  the  case  may  be.
     "Short  Rate  Period" shall have the meaning assigned to such term in the
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applicable  Indenture  governing the Series 1995 Calcasieu Bonds or the Series
1995  Lafayette  Bonds,  as  the  case  may  be.

     "Special  Affiliate"  shall  mean,  for  purposes  of the Shawnee Village
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Bonds,  with  respect  to  any  Person, any Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person or is treated as a single employer with such first Person under Section 414(b) or (c) of the Internal Revenue Code,
and  the  regulations  thereunder.    As  used  in  this definition,  the term
"Person"  means  an  individual, a corporation, a limited liability company, a
partnership,    an  association, a  trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Special  Letters  of  Credit"  shall  mean  the Letters of Credit issued
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pursuant to Sections 2.03(h)-(i) and (i)-(i) hereof, each substantially in the form of Exhibits A and B, attached to the Third Amendment to the Prior Credit Agreement, in respect of the Series 1995 Calcasieu Bonds and the Series 1995 Lafayette Bonds.

     "S.V.  Trustee"  shall mean Boatmen's First National Bank of Kansas City,
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or  such  other Trustee as shall be named as Trustee under the Shawnee Village
Indenture.

     "Tender Agent" means initially, Texas Commerce Bank National Association,
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and  thereafter shall have the meaning assigned to such term in the Indentures governing the Series 1995 Calcasieu Bonds and the Series 1995 Lafayette Bonds.

     "Weekly  Rate"  shall  have  the  meaning  assigned  to  such term in the
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applicable  Indenture  governing the Series 1995 Calcasieu Bonds or the Series
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1995  Lafayette  Bonds,  as  the  case  may  be.

     "Weekly  Rate Period" shall have the meaning assigned to such term in the
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applicable  Indenture  governing the Series 1995 Calcasieu Bonds or the Series
1995  Lafayette  Bonds,  as  the  case  may  be.







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